Exhibit 10.1


                             COMPENSATION AGREEMENT


                                 BY AND BETWEEN


                                 THE TRANSFERORS


                                       AND


                             CLIFTON R. JESSUP, JR.

                             COMPENSATION AGREEMENT

     This COMPENSATION AGREEMENT ("Agreement") is made and entered into by and among the Debtors and the Non-Debtor Affiliates who are parties to the Liquidating Trust Agreement, as transferors (the "Transferors"), and Clifton R. Jessup, Jr. (the "Liquidating Trustee"), as of the "Effective Date" as defined in the Joint Liquidating Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code filed by Baptist Foundation of Arizona et al. on September 25, 2000 with the United States Bankruptcy Court for the District of Arizona (such date, the "Effective Date").

                                    RECITALS

     A. On November 9, 1999, Baptist Foundation of Arizona and certain of its subsidiaries and affiliates (the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"). The Chapter 11 cases are being jointly administered under Case No. 99-13275-PHX-GBN (the "Chapter 11 Cases").

     B. On September 25, 2000, the Debtors and the standing committees filed the Plan with the Bankruptcy Court. The Plan provides for the creation of the Trust which will (i) receive from the Debtors and Non-Debtor Affiliates all of their respective Assets transferred pursuant to the Plan, (ii) hold the Assets of the Debtors and Non-Debtor Affiliates (except as may otherwise be provided under the Plan) in trust for the benefit of all Beneficiaries and (iii) oversee and direct the liquidation of the Trust Assets held by it and by the Platform Subsidiaries for the benefit of the Beneficiaries pursuant to the terms of the Plan and that certain Liquidating Trust Agreement, dated as of the Effective Date (the "Trust Agreement") by and among the Debtors, the Non-Debtor Affiliates, the members of the Liquidating Trust Board and the Liquidating Trustee. Unless otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed thereto in the Trust Agreement.

     C. The primary purpose of the Trust is to (i) oversee and direct the liquidation the Trust Assets for the benefit of the Beneficiaries in accordance with Treasury Regulation Section 301.7701-4(d) and (ii) distribute any proceeds of the Trust Assets received by the Trust to the Beneficiaries.

     D. The Bankruptcy Court has approved the retention of Clifton R. Jessup, Jr. as the trustee for the Trust, and this Agreement sets forth the compensation payable to Clifton R. Jessup, Jr. in his capacity as trustee for the Trust and memorializes Clifton R. Jessup Jr.'s acceptance to serve as the Liquidating Trustee.

                                    ARTICLE I
                                 DUTIES AND TERM

     1.1 DUTIES. The Liquidating Trustee will be subject in all respects to the provisions of the Liquidating Trust Agreement, dated as of the date hereof (the "Trust Agreement") by and among the Transferors, the Liquidating Trustee and the members of the Liquidating Trust Board. The Liquidating Trustee will have the duties set forth in the Trust Agreement. Generally, the Liquidating Trustee will be responsible for the liquidation of the Trust Assets in a cost-effective manner in a reasonable time, with due regard for the risk that undue haste may minimize the liquidation proceeds of a particular Trust Asset.

     1.2 TERM. Subject to the provisions of Section 4.01 of the Trust Agreement, the authority of the Liquidating Trustee will be effective as of the Effective Date and will remain and continue in full force and effect until all of the Assets are liquidated in accordance with the Plan, the Net Distributable Cash has been completely distributed in accordance with the provisions of the Plan, all tax returns and any other filings or reports have been filed with the appropriate state or federal regulatory authorities, and the Order closing the Chapter 11 Cases is a Final Order. The Liquidating Trustee shall serve as trustee of the Trust until removed (by death, resignation, termination or otherwise) pursuant to the Trust Agreement.

                                   ARTICLE II
                                  COMPENSATION

     For all services rendered by Liquidating Trustee under this Agreement, the Trust shall compensate Liquidating Trustee as follows:

     2.1 COMPENSATION. The Liquidating Trustee will be compensated at a minimum hourly rate of Two Hundred Ninety Five Dollars ($295) per hour, which will be subject to periodic upward adjustment by the Board (the "Compensation"). The Liquidating Trustee will not be compensated for his travel time to and from Phoenix unless he is actually working on matters pertaining to the Trust during that travel time. The Liquidating Trustee shall be paid by the Trust within fifteen (15) days of providing an invoice to the Liquidating Trust Board detailing the number of hours for which the Liquidating Trustee has provided services for the Trust, if the Liquidating Trust Board has not objected to the payment of such invoice within 10 calendar days after the submission of such invoice by the Liquidating Trustee. If the Liquidating Trust Board objects to the payment of any such invoice, the portion of the invoice which the Liquidating Trust Board does not object to shall be paid within fifteen (15) days of the date on which the Liquidating Trustee submitted such invoice.

     2.2 PERFORMANCE BONUS. The Liquidating Trustee shall be entitled to a bonus (the "Bonus") based on the net recovery paid to the Creditors as follows: (i) if Net Recoveries are between Zero Dollars ($0) and One Hundred Twenty Five Million Dollars ($125,000,000), there will be no bonus, (ii) if Net Recoveries are between One Hundred Twenty Five Million Dollars ($125,000,000) and Two Hundred Fifty Million Dollars ($250,000,000), the bonus will be one quarter of one percent (.25%) of Net Recoveries, (iii) if Net Recoveries are between Two

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Hundred Fifty Million  Dollars  ($250,000,000)  and Five Hundred Million Dollars
($500,000,000),  the  bonus  will be one half of one  percent  (.50%) of the Net
Recoveries,   (iv)  if  Net   Recoveries  are  Five  Hundred   Million   Dollars
($500,000,000) or greater, the bonus will be three fourths of one percent (.75%) of the Net Recoveries. "Net Recoveries" means the aggregate of all distributions by the Trust to the Holders of Claims in Class 3A, Class 3B and Class 5 from the liquidation of Assets and the prosecution and/or settlement of the Litigation Claims. The aggregate amount of Compensation and Travel Expenses paid to the Liquidating Trustee will be deducted from the Bonus (such net amount, the "Performance Bonus").

     2.3 EXPENSES. All reasonable out of pocket expenses incurred by the Liquidating Trustee for airfare between Dallas, Texas and Phoenix, Arizona (the "Travel Expenses"), will be reimbursable as an expense of the Trust. All reasonable out of pocket expenses incurred by the Liquidating Trustee and relating to the Liquidating Trustee's performance of his duties hereunder and under the Trust Agreement and which are not Travel Expenses (the "Reimbursable Expenses"), will be reimbursable as an expense of the Trust.

     2.4 INSURANCE. The Trust shall provide coverage to the Liquidating Trustee under a liability insurance policy, in form and substance substantially similar to a directors' and officers' liability insurance policy, which shall insure the Liquidating Trustee against any liability for any action or omission of the Liquidating Trustee in the performance of his duties hereunder, except any action or omission which is the result of willful misconduct on the part of the Liquidating Trustee.

                                   ARTICLE III
                          COMPENSATION UPON TERMINATION

     3.1 RESIGNATION, REMOVAL FOR CAUSE, DEATH. If the Liquidating Trustee's duties hereunder and under the Trust Agreement are terminated in accordance with the Trust Agreement due to resignation, removal for Cause or death, in addition to any other rights or benefits specifically provided for herein, the Trust shall be obligated to provide compensation to the Liquidating Trustee, as follows:

          (a) ACCRUED COMPENSATION. The Trust shall pay the Liquidating Trustee (or his estate or beneficiaries) any Compensation which has accrued but not been paid as of the termination date (the "ACCRUED COMPENSATION").

          (b) ACCRUED PERFORMANCE BONUS. The Trust shall pay the Liquidating Trustee (or his estate or beneficiaries) any Performance Bonus which has accrued but not been paid as of the termination date (the "ACCRUED PERFORMANCE BONUS"), which Accrued Performance Bonus shall be calculated after taking into account any Accrued Compensation to be paid to the Liquidating Trustee pursuant to
Section 3.1(a) and any Travel Expenses to be paid to the Liquidating Trustee pursuant to Section 3.1(c).

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          (c)  ACCRUED  EXPENSES.  The Trust  shall  reimburse  the  Liquidating
Trustee (or his estate or beneficiaries) for Travel Expenses and Reimbursable Expenses incurred by him prior to the date of termination.

     3.2 REMOVAL. If the Liquidating Trustee's duties hereunder and under the Trust Agreement are terminated in accordance with the Trust Agreement due to a decision by the Liquidating Trust Board to remove the Liquidating Trustee for any reason other than for Cause, in addition to any other rights or benefits specifically provided for herein, the Trust shall be obligated to provide compensation to the Liquidating Trustee, as follows:

          (a) ACCRUED COMPENSATION. The Trust shall pay the Liquidating Trustee (or his estate or beneficiaries) any Accrued Compensation.

          (b) ACCRUED PERFORMANCE BONUS. The Trust shall pay the Liquidating Trustee (or his estate or beneficiaries) any Accrued Performance Bonus, which Accrued Performance Bonus shall be calculated after taking into account any Accrued Compensation to be paid to the Liquidating Trustee pursuant to Section 3.2(a) and any Travel Expenses to be paid to the Liquidating Trustee pursuant to
Section 3.2(c).

          (c) ACCRUED REIMBURSABLE EXPENSES. The Trust shall reimburse the Liquidating Trustee (or his estate or beneficiaries) for Travel Expenses incurred by him prior to the date of termination (the "ACCRUED TRAVEL Expenses") and for Reimbursable Expenses incurred by him prior to the date of termination (the "ACCRUED REIMBURSABLE EXPENSES").

          (d) SEVERANCE PAYMENT.

               (i) NET RECOVERIES LESS THAN $125,000,000. If Net Recoveries as of the date of termination are less than $125,000,000, then the Trust shall (a) pay the Liquidating Trustee $250,000 and (b) pay the Liquidating Trustee an amount equal to (1) the Performance Bonus, if any, calculated as of the Distribution Date immediately subsequent to the Liquidating Trustee's removal, minus (2) the sum of the Accrued Compensation and the Accrued Travel Expenses paid to the Liquidating Trustee.

               (ii) NET RECOVERIES OF  $125,000,000 UP TO  $250,000,000.  If Net
Recoveries as of the date of termination are equal to or greater than $125,000,000 but less than $250,000,000, then the Trust shall (a) pay the Liquidating Trustee $150,000 and (b) pay the Liquidating Trustee an amount equal to (1) the Performance Bonus, calculated as of the Distribution Date immediately subsequent to the Liquidating Trustee's removal, minus (2) the sum of the Accrued Compensation, the Accrued Performance Bonus and the Accrued Travel Expenses paid to the Liquidating Trustee.

               (iii) NET RECOVERIES OF $250,000,000 UP TO $500,000,000. If Net Recoveries as of the date of termination are equal to or greater than $250,000,000 but less than $500,000,000, then the Trust shall (a) pay the Liquidating Trustee $75,000 and (b) pay the Liquidating Trustee an amount equal to (1) the Performance Bonus, calculated as of the Distribution Date immediately subsequent to the Liquidating Trustee's removal, minus (2) the sum of the Accrued Compensation, the Accrued Performance Bonus and the Accrued Travel Expenses paid to the Liquidating Trustee.

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               (iv) NET RECOVERIES OF $500,000,000 OR MORE. If Net Recoveries as
of the date of termination are equal to or greater than $500,000,000, then the Trust shall only pay the Liquidating Trustee the amounts set forth in paragraphs
(a), (b) and (c) of this Section 3.2.

                                   ARTICLE IV
                              RESTRICTIVE COVENANTS

     4.1 CONFIDENTIALITY.

          (a) Upon termination of this Agreement for any reason, the Liquidating Trustee covenants and agrees to hold in strictest confidence, and not disclose to any person without the express written consent of the Trust, any and all of the Trust's Proprietary Information, except as such disclosure may be required by law. This covenant and agreement shall survive this Agreement and continue to be binding upon the Liquidating Trustee after the expiration or termination of this Agreement, whether by passage of time or otherwise, so long as such information and data shall remain Proprietary Information.

          (b) Upon termination of this Agreement for any reason, the Liquidating Trustee shall immediately turn over to the Trust any "Proprietary Information," as defined in subparagraph (c) below. The Liquidating Trustee shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his duties hereunder without the express written consent of the Trust.

          (c) For purposes of this Agreement, "PROPRIETARY INFORMATION" means and includes the following: the identity of the parties which have transacted business with the Trust or its affiliates; any written, typed or printed lists, or other materials identifying the parties which have transacted business with the Trust or its affiliates; any financial or other information supplied the parties which have conducted business with the Trust or its affiliates; any and all data or information involving the Trust, its affiliates, programs, methods, or contacts employed by the Trust or its affiliates; any lists, documents, manuals, records, forms, or other material used by the Trust or its affiliates; and any other secret or confidential information concerning the Trust's or its affiliates' affairs. The terms "list," "document" or other equivalents, as used in this paragraph, are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of the Liquidating Trustee; (ii) was or is rightfully learned by the Liquidating Trustee from a source other than the Trust before being received from the Trust; or (iii) becomes independently available to the Liquidating Trustee as a matter of right from a third party. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

     4.2 REMEDIES. The Liquidating Trustee acknowledges that the remedy at law for any breach or threatened breach of Section 4.1 will be inadequate and, accordingly, that the Trust shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has

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sustained  by  reason of such  breach),  be  entitled  to  injunctive  relief or specific performance.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 DEFINITIONS. Any capitalized terms used herein, but not otherwise defined herein shall have the meanings set forth in the Trust Agreement. In addition, the following terms shall have the following meanings:

          (a) "ACCRUED COMPENSATION" - as defined in Section 3.1(a).

          (b) "ACCRUED PERFORMANCE BONUS" - as defined in Section 3.1(b).

          (c) "ACCRUED REIMBURSABLE EXPENSES" - as defined in Section 3.2(c).

          (d) "ACCRUED TRAVEL EXPENSES" - as defined in Section 3.2(c).

          (e) "BONUS" - as defined in Section 2.2.

          (f) "CAUSE" shall have the meaning assigned thereto in the Trust Agreement.

          (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (h) "COMPENSATION" - as defined in Section 2.1.

          (i) "PERFORMANCE BONUS" - as defined in Section 2.2.

          (j) "PROPRIETY INFORMATION" - as defined in Section 4.1.

          (k) "REIMBURSABLE EXPENSES" - as defined in Section 2.3.

          (l) "TRAVEL EXPENSES" - as defined in Section 2.3.

     5.2 INCORPORATION OF TRUST AGREEMENT. The Trust Agreement is hereby incorporated into this Agreement and made a part hereof by this reference; PROVIDED, HOWEVER, that in the event of any conflict between the terms of the Trust Agreement and this Agreement, the terms of the Trust Agreement will control and govern.

     5.3 NO RECOURSE. Except as provided in the Plan and the Trust Agreement, no recourse shall ever be had, directly or indirectly, against the Liquidating
Trustee, by legal or equitable proceedings, or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under the Plan, the Trust Agreement, or by reason of the creation of any indebtedness by the Liquidating Trustee under the Plan or the Trust Agreement for any purpose authorized by the Plan or the Trust Agreement, it being expressly understood and agreed that all such liabilities, covenants and agreements shall be enforceable only against and be satisfied only out of the Trust Assets or such part thereof

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as shall under the terms of any such  agreement  be liable  therefor or shall be evidence only of a right of payment out of the Trust Assets.

     5.4 INDEMNIFICATION. From and after the Effective Date, the Trust will indemnify and hold harmless the Liquidating Trustee from against any and all liabilities (fixed or contingent), obligations, losses, claims, actions, suits, costs, damages, expenses (including legal fees and expenses), disbursements, amounts paid in settlement, judgments, fines of any kind and nature whatsoever (each, an "Indemnity Claim") which may at any time be made, assessed, imposed on, asserted against or otherwise incurred by the Liquidating Trustee in connection with, relating to, or arising out of, this Agreement or the Liquidating Trustee's actions or omissions while performing his duties under this Agreement, EXCEPT FOR the Liquidating Trustee's acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction. In each instance where there is an Indemnity Claim or potential Indemnity Claim for which the Liquidating Trustee is or may be entitled to seek indemnification, the Liquidating Trustee must notify the Trust in writing of such Indemnity Claim and shall furnish to the Trust copies of all notices, service of process, pleadings and other pertinent written communications from the party asserting such Indemnity Claim. The Trust will promptly advance any legal fees and expenses incurred by the Liquidating Trustee and reimburse any Indemnity Claim. If the Liquidating Trustee's actions or omissions are found to constitute willful misconduct, as finally determined by a court of competent jurisdiction, any funds transferred by the Trust to the Liquidating Trustee in connection with the related Indemnity Claim shall be promptly reimbursed. The Liquidating Trustee may in his sole discretion retain his choice of legal counsel in connection with any Indemnity Claim.

     5.5 LIMITED LIABILITY. The Liquidating Trustee shall not be liable for any act he may do or omit to do while acting in good faith and in the exercise of its reasonable judgment, and the fact that such act or omission was advised by an authorized attorney for the Liquidating Trustee or the Trust, shall be evidence of such good faith and reasonable judgment; nor shall the Liquidating Trustee be liable in any event, except to the extent determined to be the result of his own gross negligence or willful fraud or willful misconduct. The
Liquidating Trustee shall not be personally liable with respect to any liabilities or obligations of the Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under the Trust Agreement or with respect to the Trust or the Trust Assets.

     5.6 SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon any successor to the Trust and shall inure to the benefit of and be enforceable by the Liquidating Trustee's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

     5.7 MODIFICATION; NO WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the Liquidating Trust Board, on behalf of the Trust, and the Liquidating Trustee. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

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     5.8  SEVERABILITY.  The  covenants  and  agreements  contained  herein  are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

     5.9 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

                       If to the Transferors, to them at:

                       c/o BFA Liquidation Trust
                       1313 East Osborn Road, Suite 250
                       Phoenix, AZ 85014
                       Attn: Liquidating Trust Board

                       With a copy to:

                       BFA Liquidation Trust
                       1313 East Osborn Road, Suite 250
                       Phoenix, AZ 85014
                       Attn: Chairman of the Liquidating Trust Board

                       If to the Liquidating Trustee, to him at:

                       Clifton R. Jessup, Jr.
                       c/o Patton Boggs L.L.P.
                       2001 Ross Avenue, Suite 3000
                       Dallas, Texas  75201

     5.10 ASSIGNMENT. This Agreement and any rights hereunder shall not be assignable to either party without the prior written consent of the other party.

     5.11 ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

     5.12 LIQUIDATING TRUSTEE'S REPRESENTATIONS. The Liquidating Trustee represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

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     5.13  SURVIVORSHIP.  Unless  specifically  stated to the  contrary  in this
Agreement, the rights and obligations of the Liquidating Trustee and the Trust set forth herein shall continue beyond the term of this Agreement, including, but not by way of limitation, the Trust's obligations under Sections 5.4 and 5.5, and the Trust's rights under Article IV.

     5.14 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        TRANSFERORS


                                        By: The Restructuring Committee of
                                            Baptist Foundation of Arizona,
                                            on behalf of the Transferors


                                        By: /s/ Mark Roberts
                                            ------------------------------------
                                            Name: Mark Roberts
                                                  Member of Committee



                                        LIQUIDATING TRUSTEE

                                        /s/ Clifton R. Jessup, Jr.
                                        ----------------------------------------
                                        Name: Clifton R. Jessup, Jr.

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